EXHIBIT 99.1

AUTHENTIDATE HOLDING CORP. AND SUBSIDIARIES
INTRODUCTION TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)

The following unaudited pro forma consolidating statement of operations combines the historical consolidated statements of operations of Authentidate Holding Corp. (AHC) with the historical statements of operations of Authentidate International AG (AG). We derived this information (collectively, the "Pro Forma Consolidating Statement of Operations") from the AHC audited consolidated financial statements for the year ended June 30, 2002, from AG's unaudited financial statements for the period of July 1, 2001 to March 15, 2002, and from AG's audited financial statements for the year ended June 30, 2002.

In March 2002, the Company purchased 61% of the outstanding shares of Authentidate AG which it did not already own, and as a result, now owns 100% of AG. The Company issued 1,425,875 common shares and issued 100,000 common stock warrants to the sellers. The sellers also returned 250,000 outstanding warrants to the Company as part of the transaction. The sellers have agreed to place 300,000 common shares of AHC in escrow for 6 months as security for potential unrecorded liabilities. Also, as part of the acquisition, the Company issued 151,500 vested employee stock options to three executives of AG with an exercise price of $.01 share. The acquisition was recorded under the purchase method of accounting. The operations of AG have been included in the fiscal year end June 30, 2002 statement of operations since the acquisition date of March 15, 2002.

The following table summarizes the assets acquired, liabilities assumed and purchase price paid for 61% of the outstanding shares of AG:

         Fair market value of common stock issued                                            $  5,629,355
         Fair market value of common stock warrants and options issued
             net of warrants returned                                                             765,953
                                                                                             ------------
         Total purchase price paid                                                              6,395,308
         Liabilities assumed                                                                      877,416
         Fair value of assets acquired                                                           (562,923)
                                                                                             ------------
            Net liabilities assumed                                                               314,493
                                                                                             ------------
            Goodwill                                                                         $  6,709,801
                                                                                             ============

The assets acquired of $562,923 are comprised of approximately $126,000 in cash and $117,000 in prepaids and other current assets, in addition to other various assets. Accounts payable makes up approximately $153,000 of the liabilities assumed, while the remaining balance relates to accrued expenses.

The following table summarizes Goodwill and other intangible assets recorded:

         Goodwill from 61% purchase of AG                                          $  6,709,801
         Goodwill from initial investment of 39% in AG, net                        $    573,208
                                                                                   ------------
         Total Goodwill recognized                                                 $  7,283,009

         Other intangible assets recognized:
            Completed technologies                                                       59,400
            Accreditation                                                               121,800
                                                                                   ------------
            Total                                                                  $  7,464,209
                                                                                   ============

The fair market value of common stock warrants and options was determined using the "Black Scholes Model". The value of intangible assets recognized was determined by an independent valuation firm.

The unaudited pro forma statement of operations for the year ended June 30, 2002 give effect to the acquisition as if it occurred at the beginning of the period presented. There were no intercompany transactions to eliminate.

This Pro Forma Consolidating Statement of Operations is not necessarily indicative of the results that actually would have occurred on July 1, 2001. The Pro Forma Consolidating Statement of Operations should be read in conjunction with the historical financial statements of Authentidate Holding Corp. and subsidiaries and Authentidate International, AG.

                   AUTHENTIDATE HOLDING CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2002

                                                  AHC          Authentidate    Adjustments                   Consolidated
                                             Consolidated           AG            Dr            Cr          Pro Forma
Net Sales                                       $16,642,904        $272,509                                   $16,915,413

Cost of goods sold                               12,090,535        $288,349                                    12,378,884
                                                -----------     -----------     --------      --------       ------------
Gross profit                                      4,552,369         (15,840)           0             0          4,536,529

Selling, general and administrative
  expenses                                       11,470,073         660,676       90,600 (5)                   12,221,349
Product development expenses                      2,170,173         509,267                                     2,679,440
                                                -----------     -----------     --------      --------       ------------
Operating loss                                   (9,087,877)     (1,185,783)     (90,600)            0        (10,364,260)

Other income (expense):
Interest expense                                   (124,824)                                                     (124,824)
Interest and other income                           180,360           1,110                                       181,470
Equity in net loss of affiliated
   companies                                       (958,788)                             (4)   625,282           (333,506)
                                                -----------     -----------     --------      --------       ------------
Loss before income taxes                         (9,991,129)     (1,184,673)     (90,600)      625,282        (10,641,120)

Income tax (expense)                                (14,119)                                                      (14,119)
                                                -----------     -----------     --------      --------       ------------
Net loss before minority interest               (10,005,248)     (1,184,673)     (90,600)      625,282        (10,655,239)

Minority interest                                    53,846                                                        53,846
                                                -----------     -----------     --------      --------       ------------
Net Loss                                        ($9,951,402)    ($1,184,673)    ($90,600)     $625,282       ($10,601,393)
                                                ===========     ===========     ========      ========       ============
Per share amounts:
         Basic and diluted loss per share            ($0.69)                                                       ($0.69)
         Weighted average shares                 17,035,030                                                    18,042,909
                                                 ==========                                                    ==========


                    See Notes to Pro Forma Consolidating Statement of Operations

                   AUTHENTIDATE HOLDING CORP. AND SUBSIDIARIES
                        NOTES TO PRO FORMA CONSOLIDATING
                            STATEMENT OF OPERATIONS

Note 1: The AHC Consolidated column represents the audited Consolidated Statement of of Operations reported in the Company's Form-10K for the fiscal year ended June 30, 2002. The Authentidate AG column represents the Statement of Operations for Authentidate AG for the period July 1, 2001 through March 15, 2002. The Pro Forma Consolidated Statement of Operations is as if Authentidate AG were a wholly owned subsidiary for the full fiscal year.

Note 2: There were no intercompany transactions relative to the Statement of Operations which needed to be accounted for in this Pro Forma

Note 3: Pro Forma Loss Per Share

                                                                     Year
                                                                     Ended
                                                               June 30, 2002
                Net Loss                                          ($10,601,393)
                Preferred stock dividends                           (1,764,430)
                                                                    ----------
                Loss applicable to common
                  shareholders                                    ($12,365,823)
                Weighted average shares (note 6)                    18,042,909
                Basic and diluted EPS                                   ($0.69)
                                                                    ==========

Note 4: Adjustment to eliminate the Company's ownership portion (39%) of the net loss of Authentidate AG from the net loss of affiliated companies incurred prior to the acquisition.

Note 5: Adjustment to amortize certain intangible assets, namely Accreditation and Completed Technologies which were recorded in conjunction with the acquisition of Authentidate AG. The estimated useful life of these intangible assets is 2 years.

Note 6: The weighted average number of shares reported on the Company's Form 10-K is 17,035,030. Assuming the acquisition of Authentidate AG occurred prior to July 1, 2001 then the weighted average number of shares would increase by 1,007,879 because the shares issued to acquire Authentidate AG would receive a full year's weighting instead of a partial year's (approximately 29%) weighting.